UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2019

ALPHATEC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5818 El Camino Real

Carlsbad, California 92008

(Address of Principal Executive Offices)

(760) 431-9286

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	ATEC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 4, 2019, Alphatec Holdings, Inc.’s wholly-owned subsidiary, Alphatec Spine, Inc. (“Tenant”), entered into a lease agreement (together with all related addenda, the “Lease”) with RAF Pacifica Group – Real Estate Fund IV, LLC, ARKA Monterey Park, LLC, and 170 Arrowhead Partners, LLC (collectively, “Landlord”) for certain real property and improvements located at 1950 Camino Vida Roble in Carlsbad, California, including an approximately 121,541 square foot industrial building and associated parking areas (the “Premises”).

The term of the Lease is currently anticipated to commence November 15, 2020 and terminate November 30, 2030, subject to two (2) sixty (60) month options to renew. Base rent for the Premises for the first twelve (12) months of the term will be $195,000.00 per month, subject to full abatement during months two (2) through ten (10).  Base rent for the second year of the term will be $244,115.10 per month and thereafter will increase annually by three percent (3%).  At the beginning of each exercised option period, base rent will be adjusted to the market rental value, and thereafter will increase annually by percent (3%) through the end of such option period.  Tenant is also required to pay certain operating expenses in connection with its occupancy and use of the Premises, and to make an initial payment deposit of $538,932.70, which includes a security deposit of $309,237.00 as well as taxes, initial rent requirements and other operating expenses.  Tenant intends to make certain improvements to the Premises for which Landlord has agreed to provide Tenant up to $12,761,805.00 in allowances.

The foregoing description of the terms and conditions of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, a copy of which will be filed with the Registrant’s next periodic report filing with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2019	ALPHATEC HOLDINGS, INC.

	By:	/s/ Jeffrey G. Black
Name: Jeffrey G. Black
Its: Chief Financial Officer